UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	May 26, 2006

National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1245 Q Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

(402) 475-2525
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        The undersigned registrant hereby amends Item 9.01 of its Current Report on Form 8-K dated May 26, 2006 to provide in its entirety as follows:

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – TGI Group, LLC and Subsidiary.

(i)	Independent Auditors’ Report

(ii)	Audited Financial Statements:

Consolidated Balance Sheets as of December 31, 2005 and 2004

Consolidated Statements of Income for the years ended December 31, 2005 and 2004

Consolidated Statements of Members’ Equity for the years ended December 31, 2005 and 2004

Consolidated Statements of Cash Flow for the year ended December 31, 2005 and 2004

(iii)	Notes to Consolidated Financial Statements

(iv)	Unaudited Financial Statements:

Condensed Consolidated Balance Sheets as of March 31, 2006

Condensed Consolidated Statements of Income for the three months ended March 31, 2006 and 2005

Condensed Consolidated Statements of Cash Flow for the three months ended March 31, 2006 and 2005

(v)	Notes to Consolidated Financial Statements

TGI Group, LLC
and Subsidiary

Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

Independent Auditors’ Report

To the Members
TGI Group, LLC and Subsidiary
San Diego, California

We have audited the accompanying consolidated balance sheets of TGI Group, LLC and Subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, members’ capital, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TGI Group, LLC and Subsidiary as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Mayer Hoffman McCann P.C.,

January 27, 2006
San Diego, California

	TGI Group, LLC and Subsidiary Consolidated Balance Sheets
December 31,	2005	2004
Assets
Current Assets
Cash and cash equivalents	$565,737	$757,960
Accounts receivable - net of allowance for
doubtful accounts of approximately $247,000 and
$293,000, respectively	494,378	581,641
Inventories	81,572	87,651
Prepaid expenses and other current assets	176,170	218,049

Total current assets	1,317,857	1,645,301
Fixed Assets - Net	160,616	135,843
Goodwill	12,713,344	12,713,344
Deferred Financing Cost, Net of Accumulated
Amortization of Approximately $12,000	42,000	54,000
Other Asset	14,638	14,638
	$14,248,455	$14,563,126

The accompanying notes are an integral part of these consolidated financial statements.

	TGI Group, LLC and Subsidiary Consolidated Balance Sheets
December 31,	2005	2004
Liabilities and Members’ Capital
Current Liabilities
Current portion of note payable	$1,000,000	$1,000,000
Accounts payable	25,696	206,543
Accrued expenses and other liabilities	558,767	301,082
Deferred conference revenue	211,399	307,966
Deferred membership revenue	2,557,804	2,375,292

Total current liabilities	4,353,666	4,190,883
Note Payable, Less Current Portion	2,885,899	4,250,000
Convertible Subordinated Debt	--	4,700,000

Total liabilities	7,239,565	13,140,883
Commitments and Contingencies (Note 8)
Members’ Capital	7,008,890	1,422,243

	$14,248,455	$14,563,126

The accompanying notes are an integral part of these consolidated financial statements.

	TGI Group, LLC and Subsidiary Consolidated Statements of Income
Years Ended December 31,	2005	2004
Revenues
Memberships	$4,347,162	$4,168,261
Conferences	1,260,637	936,537
Publications, videos, and other	599,711	392,814

Total revenues	6,207,510	5,497,612
Cost of sales	1,412,239	1,107,379

Gross Profit	4,795,271	4,390,233
Selling, general, and administrative expenses	2,959,941	2,783,998
Depreciation and amortization	88,301	87,278

Income from Operations	1,747,029	1,518,957

Other Income (Expense)
Interest expense	(335,094)	(621,931)
Amortization of deferred financing costs	(12,000)	(118,785)
Interest income	102	2,597

Total Other Income (Expense)	(346,992)	(738,119)

Income Before Income Taxes	1,400,037	780,838
Income tax provision	13,390	12,590

Net Income	1,386,647	768,248

The accompanying notes are an integral part of these consolidated financial statements.

	TGI Group, LLC and Subsidiary Consolidated Statements of Members’ Capital
	Preferred Member	Common Members	Total
Balance at December 31, 2003	$--	$653,995	$653,995
Net income	--	768,248	768,248

Balance at December 31, 2004	--	1,422,243	1,422,243
Conversion of non-interest bearing note to members' capital	4,700,000	--	4,700,000
Distribution to member	(500,000)	--	(500,000)
Net income	1,386,647	--	1,386,647

Balance at December 31, 2005	$5,586,647	$1,422,243	$7,008,890

The accompanying notes are an integral part of these consolidated financial statements.

	TGI Group, LLC and Subsidiary Consolidated Statements of Cash Flows
Years Ended December 31,	2005	2004
Cash Flows From Operating Activities
Net income	$1,386,647	$768,248
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization of fixed assets	88,301	87,275
Amortization of deferred financing costs	12,000	118,785
Increase (decrease) in cash resulting from changes in:
Accounts receivable	87,263	14,610
Inventories	6,079	(21,382)
Prepaid expenses and other current assets	41,879	(108,212)
Accounts payable	(180,847)	88,766
Accrued expenses and other liabilities	257,685	(11,096)
Accrued interest	--	(254,338)
Deferred conference revenue	(96,567)	30,964
Deferred membership revenue	182,512	65,319

Net cash provided by operating activities	1,784,952	778,939
Cash Flows From Investing Activities
Purchases of fixed assets	(113,074)	(78,568)

Cash Flows From Financing Activities
Principal payments on notes payable	(1,364,101)	(6,730,248)
Distribution to member	(500,000)	--
Proceeds from issuance of note payable	--	6,000,000
Deferred financing costs	--	(60,000)

Net cash used in financing activities	(1,864,101)	(790,248)
Net Decrease in Cash and Cash Equivalents	(192,223)	(89,877)
Cash and Cash Equivalents at Beginning of Year	757,960	847,837

Cash and Cash Equivalents at End of Year	$565,737	$757,960

The accompanying notes are an integral part of these consolidated financial statements.

	TGI Group, LLC and Subsidiary Consolidated Statements of Cash Flows, Continued
Years Ended December 31,	2005	2004
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$317,734	$876,269
Income taxes	$800	$12,590
Noncash Investing and Financing Activities:
During 2005 Housatonic converted the non-interest bearing $4,700,000 note to a preferred membership interest in the Company

The accompanying notes are an integral part of these consolidated financial statements.

1.	Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

Nature of Operations	TGI Group, LLC and Subsidiary (“the Company”), a Delaware limited liability company, was formed on March 13, 2000, and on April 5, 2000 acquired substantially all of the assets of The Governance Institute from The Governance Institute, Inc., a California corporation (see Notes 3 and 4). The Company provides information services designed to improve the effectiveness of hospitals and health care systems by continually strengthening their board of directors, medical leadership, and management performance throughout the United States. These services are sold and delivered in the form of a twelve-month membership and includes accredited leadership conferences and educational programs, customized research reports, board advisory services, videos and books, policy guidelines and board self-assessment tools, and white papers, newsletters and fax surveys. In addition, the Company’s leadership conferences are available to all prospective members. The Company also sells publications, periodicals, reference books, and videos associated through its resource catalog.

The Company’s Limited Liability Company Agreement (“the LLC Agreement”) specifies or defines among other things, the term of the LLC, the rights and powers of the members, capital contributions and unit ownership, cash or property distribution criteria, and profit and loss allocations. The Company shall continue in full force and effect until terminated as set forth in the LLC Agreement. As a limited liability company, each member’s liability is generally limited to amounts reflected in their respective capital contribution accounts.

Principles of consolidation	The Company founded and incorporated TGI Service Corporation in the state of California on November 5, 2004. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, TGI Service Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates	The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents	The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

Accounts receivable	The Company has established an allowance for doubtful accounts for potential credit losses that are expected to be incurred, based on historical information and specific identification. Senior management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible.

Inventories	Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories consist of computer based products, job description templates, videos, reference books, white papers, and membership kits for new subscribers. Editorial costs are expensed as incurred.

Depreciation	Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term.

Intangible asset	The Company adopted the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” effective January 1, 2002. Intangible assets include deferred financing costs, which are being amortized over the life of the related debt they were used to acquire. In accordance with SFAS No. 142 the Company evaluated the asset for impairment resulting in no impairment. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. In accordance with SFAS No. 142, the Company tested goodwill for impairment for 2005 and 2004 resulting in no impairment.

Impairment of long-lived assets	The Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” in 2002. SFAS No. 144 establishes a single accounting model, based on the framework established in SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” for long-lived assets to be disposed of by sale, and resolves significant implementation issues related to SFAS No. 121. In accordance with SFAS No. 144, the Company evaluated long-lived assets for impairment for 2005 and 2004 resulting in no impairment.

Revenue recognition	Annual memberships are recorded as deferred revenues on the balance sheets and recognized ratably over the twelve-month membership period. Conference revenue is recognized when the conference or event is held.

Revenue related to video and publication sales is recognized in the period in which the product is shipped to the member.

The Company provides advisory service on a short–term contracted basis. Revenue from this service is recognized when the service is provided.

Income taxes	The Company is a limited liability company for which the tax liabilities, other than minimum state taxes and fees, are imposed on its members. Income taxes are comprised of state minimum taxes and fees in the amount of approximately $13,000 for 2005 and 2004.

Deferred financing costs	Deferred financing costs are amortized on a straight-line basis over the term of the related debt. During 2004 the Company refinanced its debt with another lending institution. As a result of the refinancing, the Company expensed the remaining deferred financing costs associated with the former lender. The new term loan has approximately $60,000 in deferred financing costs, which is being amortized over the term of the debt, which is 60 months. Amortization expense was approximately $12,000 and $119,000 for 2005 and 2004, respectively.

Advertising	The Company expenses advertising costs as incurred. Advertising expenses were approximately $185,000 and $173,000 for 2005 and 2004, respectively.

Reclassifications	Certain amounts in the 2004 consolidated financial statements have been reclassified to conform with the 2005 classifications. These reclassifications have no effect on reported net income.

2.	Fixed Assets	Fixed assets consisted of the following:

December 31,	2005	2004
Computers and software	$378,022	$276,074
Furniture and fixtures	81,926	79,958
Office equipment	23,423	23,423
Leasehold improvements	20,930	11,772

	504,301	391,227
Less accumulated depreciation
and amortization	(343,685)	(255,384)

	$160,616	$135,843

Depreciation and amortization expense was approximately $88,000 and $87,000 for 2005 and 2004, respectively.

3.	Line of Credit and Term Loan	On June 28, 2004, the Company and a lending institution (“the Bank”) entered into a $6,000,000 term loan maturing on June 30, 2009, which is collateralized by substantially all of the Company’s assets. This loan bears a variable interest rate based on the Bank’s LIBOR rate (5.45% per annum as of December 31, 2005) on $3,000,000 of the loan and a fixed interest rate of 6.72% per annum on the remaining $3,000,000. The Company is required to make quarterly fixed principal payments of $250,000 in 2006, $312,500 in 2007 and 2008, and $375,000 in 2009 until the maturity date.

Future minimum principal payments on the note payable are as follows:

Year Ending December 31,
2006	$1,000,000
2007	1,250,000
2008	1,250,000
2009	385,899

Total	$3,885,899

The loan agreement contains certain financial and non-financial covenants. During 2005 the Company violated the covenant limiting the amount of capital expenditures that the Company is allowed to make during the year. On November 16, 2005, the Bank waived its right to demand payment as a result of the violation. In addition to the scheduled principal payments and certain financial and non-financial covenants, the Company is required to make payments equal to 50% of its excess cash flow each year on or before May 31 of each year until the Company has achieved a debt leverage ratio less than 2 to 1. The Company did not achieve the debt leverage ratio at December 31, 2004, and therefore, was required to pay an additional $114,000 of excess cash flow in May 2005. During 2005 the Company achieved, and at December 31, 2005 continues to maintain, a debt leverage ratio of less than 2 to 1, and, therefore, was not required to make a payment of excess cash flow.

On April 5, 2000, the Company and MCG Capital Corporation (formerly known as MCG Finance Corporation), as agent for itself and other lenders, (“MCG”) entered into an $8.5 million Credit Facility Agreement (“the Agreement”). The Agreement provided the Company with up to $8.25 million and $250,000 of term loan and revolving line of credit borrowings, respectively. The proceeds of this facility were used to finance the Company’s acquisition of The Governance Institute on that date.

3.	Line of Credit and Term Loan, Cont'd	On December 31, 2002, the Agreement was amended to restructure various aspects of the Credit Facility including, but not limited to, its repayment provisions, interest rate, and financial covenants.

On that date, the Company received an additional $700,000 in the form of convertible subordinated debt from Housatonic Equity Investors SBIC, L.P. (“Housatonic”) (see Note 4) and made a principal payment to the Bank of $800,000. The revolving line of credit expired on April 5, 2001.

All borrowings under the Agreement bore interest, subject to the Company’s elected pricing option, at either the prime rate or the LIBOR rate, plus a variable margin which was determined quarterly based on the ratio of the Company’s funded Debt to Operating Cash Flow (the “Leverage Ratio”) as defined by the Agreement. The loan was secured by all of the assets of the Company and by a pledge of the Company’s membership interests.

In June 2004 the Company terminated its relationship with MCG by paying all of the outstanding principle, accrued interest, and associated fees in the amount of approximately $6,030,000.

As additional consideration for the cost and risk associated with this credit agreement, the MCG was granted five warrants to purchase ownership interests sufficient to represent 5% of the outstanding ownership interest of the Company on a fully diluted basis. Upon termination of the Agreement, the Company purchased the warrants from MCG for approximately $125,000, which was included in interest expense for 2004.

4.	Convertible Subordinated Debt	On April 5, 2000, the Company issued a $4,000,000 non-interest bearing convertible promissory note to Housatonic. The proceeds of the note were used to partially fund the Company’s acquisition of The Governance Institute. On December 31, 2002, the note was increased by $700,000 (see Note 3). The note was due and payable on the earlier of April 5, 2010 (“the Maturity Date”) or the occurrence of an event of default. The note was subordinate in right of payment to the prior payment in full of all bank debt discussed in Note 3 and at any time prior to the Maturity Date, could be converted into preferred membership interest in the Company.

The note would automatically convert to equity immediately prior to a merger or consolidation of the Company with or into another entity, a sale or disposition of substantially all of the assets of the Company.

4.	Convertible Subordinated Debt, Cont’d	During 2005 Housatonic elected to convert the non-interest bearing $4,700,000 note into a preferred membership interest in the Company.

Under the terms of the operating agreement the holders of preferred units of ownership shall be eligible for a cumulative preferred return of 15% compounded annually as such member’s capital contribution. The preferred return is calculated based on the contributed amount as if the preferred member had always been a member from the date of original contribution. The preferred return is not a guarantee of payment, but an allocation of the income provided that the Company has income which it may distribute to its holders of preferred units. Under the terms of the agreement, Housatonic is eligible for a cumulative preferred return of approximately $6,568,000 and $5,164,000 at December 31, 2005 and 2004, respectively.

5.	Employee Benefit Plans	The Company sponsors a defined contribution 401(k) plan (“the Plan”) covering all employees who meet certain eligibility requirements. Under the Plan, participants may elect to defer the lesser of 25% of their total compensation earned in any plan year or a maximum amount, as defined by the Internal Revenue Code. The Company makes a contribution to the account of each eligible employee equal to 3% of such employee’s annual compensation. During 2005, the Company changed the sponsor of the Plan to be its subsidiary TGI Service Corporation. No other changes were made to the Plan other than the sponsor change. The Company made profit sharing contributions of approximately $41,000 in both 2005 and 2004.

6.	Members’ Capital	The LLC Agreement provides for periodic cash distributions to the members of the Company to cover all federal, state, and local tax liabilities attributable to the Company’s taxable income.

7.	Commitments and Contingencies

Operating leases	The Company rents office space in San Diego, California under a non-cancelable operating lease. The lease provides for the payment of additional rent based upon increase in real estate taxes or other operating expenses. Rent expense under this lease, including escalations and other charges, was approximately $168,000 and $163,000 for 2005 and 2004, respectively.

The Company will begin to rent office space in Florida under a non-cancelable operating lease in 2006 for a period of approximately six months. Total rent expense under this lease is expected to be approximately $8,400 in 2006.

Operating Leases, cont’d	Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

Year Ending December 31,
2006	$181,611
2007	58,550

Total	$240,161

Compensation agreement	The Company has an employment agreement with a key executive that provides, among other things, for minimum annual levels of base compensation plus additional cash and equity incentive awards based upon the Company’s achievement of certain financial and non-financial performance objectives. The base compensation provided for in this agreement was $250,000 in annual salary plus the potential for additional compensation of $50,000 based on the performance of the Company.

Group sales contracts	The Company has entered into multiple contract agreements with lodging facilities where it holds its leadership conferences. Under the terms on these agreements, the facilities have agreed to hold a block of rooms for the parties attending the leadership conferences.

In some contracts the Company is required to meet an occupancy percentage or it will be required to pay an additional fee for specific levels of occupancy not achieved. Management believes that they have adequately planned to achieve these levels and do not anticipate any substantial charges should the occupancy rate not be achieved.

8.	Concentrations

Credit risk	Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable. The Company grants unsecured credit to its customers.

The Company maintains cash balances at various financial institutions primarily located in Boston, Massachusetts. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation up to $100,000. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

INTERIM FINANCIAL STATEMENTS

Basis of presentation

The unaudited interim condensed financial statements of TGI Group, LLC and Subsidiary have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial positions at March 31, 2006 and the results of operations and its cash flows for the three months ended March 31, 2006 and 2005. Certain information and footnote disclosures normally included in financial statements prepared with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such SEC rules and regulations. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years. These condensed consolidated financial statements should be read in conjuction with the audited financial statements included herein for the years ended December 31, 2005 and 2004.

TGI Group, LLC and Subsidiary
Interim Financial Statements

Unaudited Condensed Consolidated Balance Sheet

March 31, 2006
Assets
(unaudited)
Current assets
Cash & cash equivalents	$1,058,061
Trade accounts receivable, net	346,809
Prepaid expenses and other	260,021

Total current assets	1,664,891
Property and equipment, net	142,136
Goodwill, net	12,713,344
Other long term assets	53,638

Total assets	$14,574,009

Liabilities and Members’ Capital

Current Liabilities
Current portion of notes payable	$1,062,500
Accounts payable	17,410
Accrued wages, bonus and profit sharing	94,860
Accrued expenses	435,639
Billings in excess of revenues earned	2,846,592

Total current liabilities	4,457,001

Notes payable, net of current portion	2,573,399
Deferred income taxes

Total liabilities	7,030,400

Members’ capital	7,543,609

Total liabilities and members’ capital	$14,574,009

TGI Group, LLC and Subsidiary
Interim Financial Statements

Unaudited Condensed Consolidated Income Statement

Three months ended March 31, 2006 and 2005
	2006	2005
	(unaudited)
Revenues	$2,014,922	$1,954,856

Operating expenses
Direct expenses	906,665	555,182
Selling, general and administrative	405,228	739,550
Depreciation and amortization	22,766	22,395

Total operating expenses	1,334,659	1,317,127

Operating income	680,263	637,729
Other income (expense), net	(144,532)	(65,610)

Income before income taxes	535,731	572,119
Income tax expense	--	--

Net income	$535,731	$572,119

TGI Group, LLC and Subsidiary
Interim Financial Statements

Unaudited Condensed Statement of Cash Flow

Three months ended March 31, 2006 and 2005
	2006	2005
	(unaudited)
Cash flows from operating activities:
Net income	$534,732	$572,119
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation	22,766	22,395
Amortization	3,000	3,000
Changes in assets and liabilities
Accounts receivable	147,568	(36,686)
Inventory	1,881	4,303
Prepaid expenses and other	(4,161)	60,634
Accounts payable and accrued expenses	40,823	49,814

Net cash provided by operating activities	746,609	675,579

Cash used in investing activities- property and equipment	(4,286)	(3,288)

Cash used in financing activities-repayment of debt	(250,000)	(250,000)

Net increase in cash	492,323	422,291
Cash at beginning of period	565,737	757,960

Cash at end of period	$1,058,061	$1,180,251

Supplemental disclosure of cash flow information - interest paid	$67,722	$62,610

(b)	Pro Forma Financial Information.

PRO FORMA FINANCIAL STATEMENTS

Basis of Presentation

UNAUDITED CONDENSED PRO FORMA CONSOLIDATED INCOME STATEMENTS AND BALANCE SHEETS

YEAR ENDED DECMBER 31, 2005 AND THREE MONTHS ENDED MARCH 31, 2006

The following unaudited condensed pro forma income statements and balance sheets for the year ended December 31, 2005 and the three months ended March 31, 2006, respectively, are derived from National Research Corporation’s (“NRC”) audited historical consolidated financial statements for the year ended December 31, 2005 and unaudited historical consolidated financial statements for the three months ended March 31, 2006, and TGI Group, LLC and Subsidiary’s (“TGI”) audited historical financial statements for the year ended December 31, 2005 and unaudited historical financial statements for the three months ended March 31, 2006, after giving effect to the pro forma adjustments described in the notes to the Pro Forma Consolidated Financial Information. Such adjustments have been determined as if the acquisition of TGI took place on January 1, 2005 and January 1, 2006, respectively, the first day of the financial periods presented in the Pro Forma Consolidated Financial Information.

National Research Corporation

Pro Forma Condensed Consolidated Balance Sheet

March 31, 2006 (Unaudited)
Assets	National Research Corporation	The Governance Institute	Pro Forma Adjust- ments	Note Ref.	Pro Forma National Research Corporation
Current assets
Cash & cash equivalents	$1,030,900	1,058,061	(1,058,061)	2(a)	$1,030,900
Investments in marketable securities	8,692,200	--	(7,503,818)	2(a)	1,188,382
Trade accounts receivable, net	5,730,119	346,809			6,076,928
Unbilled revenue	1,541,617	--			1,541,617
Prepaid expenses and other	764,506	260,021			1,024,527
Deferred income taxes	110,582				110,582

Total current assets	17,869,924	1,664,891	(8,561,879)		10,972,936
Property and equipment, net	11,860,054	142,136	(74,563)	2(b)	11,927,627
Goodwill, net	11,480,609	12,713,344	5,544,290	2(c)	29,572,243
Intangible assets, net	2,975,916		4,266,000	2(c)	7,407,916
Other long term assets	35,689	53,638	(39,000)	2(d)	50,327

Total assets	$44,222,192	14,574,009	1,134,849		$59,931,050
Liabilities and Shareholders’ Equity

Current Liabilities
Current portion of notes payable	$200,000	1,062,500	3,076,615	2(e)	$4,339,115
Accounts payable	774,067	17,410			791,477
Accrued wages	1,230,104	94,860			1,324,964
Accrued expenses	471,687	435,639	(185,643)	2(f)	721,683
Income taxes payable	208,434				208,434
Billings in excess of revenues earned	5,629,595	2,846,592			8,476,187

Total current liabilities	8,513,887	4,457,001	2,890,972		15,861,860
Notes payable, net of current portion	0	2,573,399	5,787,486	2(e)	8,360,885
Deferred income taxes	1,858,042				1,858,042

Total liabilities	10,371,929	7,030,400	8,678,458		26,080,787
Shareholders’ equity
Common stock	7,787	4,203,461	(4,203,461)	2(g)	7,787
Additional paid in capital	20,328,035				20,328,035
Retained earnings	23,889,512	3,340,148	(3,340,148)	2(g)	23,889,512
Accumulated other comprehensive income	(55,545)				(55,545)
Cumulative translation adjustment	368,786				368,786
Treasury stock, at cost	(10,688,312)				(10,688,312)

Total shareholders’ equity	33,850,263	7,543,609	(7,543,609)		33,850,263
Total liabilities and shareholders’ equity	$44,222,192	14,574,009	1,134,849		$59,931,050

See accompanying notes to audited and pro forma condensed consolidated financial statements.

National Research Corporation

Pro Forma Condensed Consolidated Income Statement

Year ended December 31, 2005 (Unaudited)
	National Research Corporation Total	The Governance Institute Total	Pro Forma Adjust- ments	Note Ref.	Pro Forma National Research Corporation
Revenues	$32,436,502	6,207,510	(36,000)	4	$38,608,012

Operating expenses
Direct expenses	13,642,195	2,936,791			16,578,986
Selling, general and administrative	8,617,372	1,322,118			9,939,490
Depreciation and amortization	1,761,623	88,301	629,400	3	2,479,324

Total operating expenses	24,021,190	4,347,210	629,400		28,997,800

Operating income	8,415,312	1,860,300	(665,400)		9,610,212
Other income (expense), net	99,149	(460,263)	(363,449)	5,6	(724,563)

Income before income taxes	8,514,461	1,400,037	(1,028,849)		8,885,649
Income tax expense	3,278,370	13,390	62,022	7	3,353,782

Pro forma net income	$5,236,091	1,386,647	(1,090,871)		$5,531,867

Pro forma net income per share
Basic	$0.74				$0.79
Diluted	$0.74				$0.78
Weighted common shares and common shares equivalents
Basic	7,037,896				7,037,896
Diluted	7,118,037				7,118,037

See accompanying notes to audited and pro forma condensed consolidated financial statements.

National Research Corporation

Pro Forma Condensed Consolidated Income Statement

For the three months ended March 31, 2006
	National Research Corporation	The Governance Institute	Pro Forma Adjust- ments	Note Ref.	Pro Forma National Research Corporation
Revenues	$9,476,383	2,014,922	(2,000)	4	$11,489,305

Operating expenses
Direct expenses	4,100,033	906,665			5,006,698
Selling, general and administrative	3,006,027	405,228			3,411,255
Depreciation and amortization	470,174	22,766	157,350	3	650,290

Total operating expenses	7,576,234	1,334,659	157,350		9,068,243

Operating income	1,900,149	680,263	(159,350)		2,421,062
Other income (expense), net	57,871	(144,532)	(71,145)	5,6	(157,806)

Income before income taxes	1,958,020	535,731	(230,495)		2,263,256
Income tax expense	741,098	1,000	71,774	7	813,872

Pro forma net income	$1,216,922	534,731	(302,269)		$1,449,384

Pro forma net income per share
Basic	$0.18				$0.21
Diluted	$0.18				$0.21
Weighted common shares and common shares equivalents
Basic	6,819,100				6,819,100
Diluted	6,918,099				6,918,099

See accompanying notes to audited and pro forma condensed consolidated financial statements.

NATIONAL RESEARCH CORPORATION

Notes to Pro Forma Condensed Consolidated Financial Statements

December 31, 2005 and March 31, 2006

(1)	Acquisition of TGI Group, LLC

Effective May 30, 2006, National Research Corporation (NRC) acquired the business of TGI Group, LLC (TGI) through an acquisition of assets. The acquisition excluded the assets of TGI’s wholly-owned subsidiary, TGI Service Corporation. Consideration paid by NRC at closing included a payment of cash of $19,779,321 plus the assumed net working capital deficit of $2,439,314 million. NRC also incurred liabilities of $305,000 in related direct costs of acquiring TGI. NRC acquired substantially all of the assets and liabilities of TGI, except cash assets and certain debt of $3.1 million which was paid by the seller from the proceeds of the transaction.

(2)	Allocation of Purchase Price

The allocation of purchase price is based upon management’s best estimate of the fair values of identifiable assets and liabilities of TGI at the date of acquisition. Adjustment to the pro forma condensed consolidated balance sheet resulting from the net consideration of $22,523,635 issued in the acquisition of TGI is as follows:

(a)	Cash and Investments in Marketable Debt Securities

An adjustment of $7,503,818 has been made to record the net cash issued in the acquisition, through NRC’s liquidation of investments in marketable debt securities. An adjustment was made to remove the TGI cash which was retained by TGI in the amount of $1,058,061.

(b)	Property and Equipment

An adjustment of $74,563 has been made to record fixed assets acquired for TGI to their estimated fair value of $67,573.

(c)	Intangible Assets

An adjustment of $12,713,344 has been made to remove the intangible and goodwill assets of TGI. An adjustment of $ 22, 487,635 has been made to record intangible and goodwill assets consisting of the following items. A summary of the intangible assets acquired is shown below.

	Fair Value	Estimated Useful Life
Customer relationships	$2,694,000	6 years
Trade name	$1,572,000	10 years
Goodwill	$18,221,635	N/A

Total	$22,487,635

(d)	Other Assets

An adjustment of $39,000 has been made to record other assets not acquired from TGI at their estimated fair value of zero.

(e)	Notes Payable

An adjustment has been made to remove the debt of TGI in the amount of $1,062,500 for current portion and $2,573,399 for the non current portion, which was repaid by the sellers of the business from the proceeds of the transaction, and added the new debt of NRC in the amount of $12,500,000 of which $4,139,115 is the current portion and $8,360,885 is the non current portion.

(f)	Accrued Expenses

An adjustment was made to remove other accrued liabilities in the amount of $185,643 not assumed by NRC from TGI.

(g)	Shareholders’ Equity

An adjustment of $7,543,609 has been made to eliminate the net assets of TGI in consolidation.

(3)	Depreciation and Amortization

For purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2005, and for the three-months ended March 31, 2006, adjustments have been made to give effect to amortization of intangible assets acquired. The amortization adjustment was $629,400 and $157,350 for the year ended December 31, 2005 and for the three-months ended March 31, 2006, respectively.

(4)	Deferred Revenue Adjustment

For the purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2005, and for the three-months ended March 31, 2006, deferred revenues of $36,000 and $2,000 were deducted from revenue, respectively.

(5)	Pro Forma Interest Expense

For the purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2005 and for the three months ended March 31, 2006, adjustments have been made to remove the TGI debt and add the new NRC notes payable which were issued on the date of the acquisition. The interest expense adjustment was $448,221 and $ 144,956 for the year ended December 31, 2005 and for the three-months ended March 31, 2006, respectively.

(6)	Special Charges

For purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2005, and for the three-months ended March 31, 2006, adjustments have been made to remove special charges included in the TGI expenses relating to the board of directors of TGI. The special charges adjustment was $126,772 and $ 73,811 for the year ended December 31, 2005 and for the three-months ended March 31, 2006, respectively.

(7)	Income Tax Expense

For purposes of the pro forma condensed consolidated statements of operation for the year ended December 31, 2005 and for the three months ended March 31, 2006, adjustments of $62,022 and $ 71,774, respectively, have been made to record income tax expense on the income of TGI and the tax effect of the foregoing adjustments to depreciation, amortization and interest expense at the effective rate of 38%.

(c)	Shell Company Transactions.

None

(d)	Exhibits.

The exhibits set forth in the accompanying exhibit index are filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2006

NATIONAL RESEARCH CORPORATION
By: /s/ Patrick E Beans
Patrick E. Beans
Vice President, Treasurer, Secretary and Chief Financial Officer

NATIONAL RESEARCH CORPORATION

Exhibit Index to Current Report on Form 8-K/A
Dated May 26, 2006

Exhibit
Number

(2.1)	Asset Purchase Agreement, dated as of May 30, 2006, by and among TGI Group, LLC, National Research Corporation, Housatonic Equity Partners SBIC, L.P. and Gordon Clark.*

(4.1)	Revolving Credit Agreement, dated as of May 26, 2006, between National Research Corporation and U.S. Bank National Association.*

(4.2)	Revolving Credit Note, dated as of May 26, 2006, from National Research Corporation to U.S. Bank National Association.*

(4.3)	Installment or Single Payment Note, dated as of May 26, 2006, from National Research Corporation to U.S. Bank National Association.*

(23.1)	Consent of Mayer Hoffman McCann P.C.

(99.1)	Press Release of National Research Corporation, dated May 30, 2006.*

*Previously filed.